UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code:  (44)  (20)  7488-8111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 23, 2010, Willis Group Holdings Public Limited Company (the “Company”) announced that Michael K. Neborak has been named Executive Vice President and Group Chief Financial Officer, effective July 6, 2010. Mr. Neborak replaces Stephen E. Wood, the Company's interim Chief Financial Officer, who had been serving as interim Chief Financial Officer of the Company since February 19, 2010.  Upon effectiveness of Mr. Neborak’s appointment, Mr. Wood will remain as the Group Controller.

Mr. Neborak, who will formally join the Company on July 6, 2010, will report to the Company's Chairman and Chief Executive Officer, Joseph J. Plumeri, and will serve as a member of the Company’s Executive Committee.

Mr. Neborak joins Willis from MSCI Inc., a leading provider of investment decision-support tools for institutional investors, where he was Chief Financial Officer and part of the senior management team that took the company public in November 2007.  Prior to joining MSCI, Mr. Neborak worked for Citigroup and its predecessors from 1982 to 2006, most recently as Chief Financial Officer for Operations and Technology.  From 1982 to 2000, Mr. Neborak held senior positions in the investment banking group at Salomon Smith Barney, focusing on insurance and the broader financial services sector.  He began his career with Arthur Andersen & Co. as a Certified Public Accountant.  Mr. Neborak holds a Bachelor of Science degree in economics from Lafayette College, Easton, Pa., and an M.B.A. from the Stern School of Business at New York University.

On June 22, 2010, Mr. Neborak executed an offer letter with the Company  and agreed to the terms of his employment agreement (together with the offer letter, the “Agreement”), which is subject to the approval of the Company’s Board of Directors and Compensation Committee.  Under the Agreement, upon joining the Company Mr. Neborak will receive an annual base salary of $500,000.  In addition, he will participate in the Company’s Annual Incentive Plan (“AIP”), under which he will be eligible to receive an annual award with a target value equal to 100% of his base salary.  Any AIP award may be made in the form of cash and/ or equity and may be subject to a vesting schedule or repayment obligations; provided however, that for his contributions in 2010, Mr. Neborak will be guaranteed a target AIP award of $500,000.  Mr. Neborak’s participation in the AIP will be subject to the AIP’s usual terms and conditions, including that he must be in the active employ of the Company at the time that any AIP award is normally paid in order to receive such award.  Mr. Neborak will also be eligible to participate in the Willis Partners Plan, under which he will be eligible to receive an annual equity grant with a target value equal to $1,000,000.  Additionally, on the first trading day of the month immediately following the commencement of his employment (the “Grant Date”), Mr. Neborak will be granted an equity award (the “Sign-on Equity Award”) with a market value of approximately $500,000, determined by the closing share price on the Grant Date.  The Sign-on Equity Award will be comprised of $250,000 in time-based vesting restricted stock units (“Time RSU Award”), and $250,000 in performance-based vesting restricted stock units which will be earned subject to the achievement of the associated performance targets (“Performance RSU Award”).  Provided Mr. Neborak is employed by the Company on each of the anniversary dates set forth below and subject to the performance targets being hit, where applicable, the Sign-on Equity Award will vest as follows:

Time RSU Award:
33% on the 1st anniversary of the Grant Date
33% on the 2nd anniversary of the Grant Date
34% on the 3rd anniversary of the Grant Date

Performance RSU Award (if earned):
33% on the 1st anniversary of the Grant Date
33% on the 2nd anniversary of the Grant Date
34% on the 3rd anniversary of the Grant Date

The Agreement also contains non-competition, non-solicitation and confidentiality provisions.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Neborak and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnity agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law.  The foregoing description of these forms is qualified in its entirety by reference to the full text of such agreements which are attached as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter dated June 22, 2010, and Form of Employment Agreement between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Michael K. Neborak
10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)
10.3	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)
99.1	Press Release dated June 23, 2010

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 22, 2010	WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY

		By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Offer Letter dated June 22, 2010, and Form of Employment Agreement between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Michael K. Neborak
10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)
10.3	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)
99.1	Press Release dated June 23, 2010

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